Exhibit 99.1 FOR IMMEDIATE RELEASE

ADEIA ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS

Signed multi-year license renewal with Google, which includes YouTube TV, one of the largest Pay-TV providers

Signed multi-year license agreement with RPX, encompassing 10 new e-commerce customers

Long-term annual revenue outlook increased to $600 million on the strength of our semiconductor business

SAN JOSE, Calif. – August 3, 2026 – Adeia Inc. (Nasdaq: ADEA) (the “Company” or “Adeia”) today announced financial results for the second quarter ended June 30, 2026.

“Second quarter revenue of $96 million was in line with our expectations, and we generated $55 million in operating cash flow with a 59% adjusted EBITDA margin,” said Paul E. Davis, chief executive officer of Adeia. “We closed six license agreements during the quarter, across OTT, e-commerce, consumer electronics and Pay-TV. We closed a significant multi-year renewal with Google, which has been a valued licensee for approximately 15 years and whose YouTube TV platform is one of the fastest growing Pay-TV services in the country. We also signed a seminal, multi-year license agreement with RPX, adding 10 new e-commerce customers under a single agreement. With the RPX deal and a new license agreement with L'Oréal, we now have 15 customers across six agreements in e-commerce — a business we built from the ground up over just the past two years. Non-Pay-TV recurring revenue for the quarter grew 54% year-over-year, continuing a multi-quarter trend as our non-Pay-TV pipeline remains robust and continues to grow.”

Davis continued, “We are raising our long-term annual revenue outlook to $600 million from $500 million driven by confidence in our semiconductor business being able to reach $200 million in annual revenue. This new semiconductor outlook is based on the trajectory of hybrid bonding adoption across both memory and logic in connection with the AI infrastructure build-out and high-performance computing demand. Our media growth target remains strong at $400 million, supported by continued momentum in OTT, e-commerce, consumer electronics and social media. I am very pleased with the progress we have made in the first half of the year and we remain focused on execution across the business to achieve our goals for the year. Our strategic initiatives remain on track, including increasing our long-term revenue, growing our IP portfolio primarily through our organic innovation engine, maintaining a balanced capital allocation approach and growing our opportunity pipeline.”

Second Quarter Financial Highlights

•
Revenue was $96.1 million as compared to $104.8 million in the first quarter of 2026
•
GAAP diluted earnings per share (EPS) was $0.15 and non-GAAP diluted EPS was $0.34
•
GAAP net income was $17.4 million and adjusted EBITDA was $56.4 million
•
Cash flow from operations was $54.6 million
•
Paid down $6.1 million on our term loan
•
Repurchased $10.0 million of our common stock

Business Highlights

•
Signed six license agreements, adding a record 12 new customers in the quarter
•
Signed a multi-year renewal with Google, which includes YouTube TV, one of the largest Pay-TV providers, for access to our media portfolio
•
Signed a multi-year license agreement with RPX, a leading provider of patent risk management solutions, encompassing 10 new e-commerce customers, for access to our media portfolio
•
Signed a new multi-year license agreement with L'Oréal, a leading cosmetics and personal care company, for access to our media portfolio
•
Signed a new multi-year license agreement with a domestic OTT provider of documentary programming and license renewals with a leading European Pay-TV provider and a consumer electronics manufacturer in Japan, all for access to our media portfolio

Capital Allocation

During the quarter, the Company made $6.1 million in principal payments towards its term loan, bringing the outstanding balance to $392.6 million as of June 30, 2026.

During the quarter, the Company repurchased $10.0 million of its common stock, representing 0.4 million shares and bringing the remaining amount available under its stock repurchase plan to $140.0 million as of June 30, 2026.

On June 15, 2026, the Company distributed $5.5 million to stockholders of record on May 26, 2026, for a quarterly cash dividend of $0.05 per share of common stock.

The Board of Directors declared a dividend of $0.05 per share, payable on September 14, 2026, to stockholders of record on August 24, 2026.

Financial Outlook

The Company is reiterating its full year 2026 outlook as follows:

Category (in millions, except for tax rate)	2026 GAAP Outlook	2026 Non-GAAP Outlook
Revenue	$395.0 − 435.0	$395.0 − 435.0
Operating expenses (1)	$295.0 − 305.0	$184.0 − 192.0
Interest expense	$34.0 − 36.0	$34.0 − 36.0
Other income	$5.5 − 6.5	$5.5 − 6.5
Tax rate	20%	21%
Net income (2)	$57.2 − 80.4	$144.2 − 168.7
Adjusted EBITDA (2)	N/A	$213.4 − 245.4
Diluted shares outstanding	114.0 − 115.0	114.0 − 115.0

(1) See tables for reconciliation of GAAP to non-GAAP operating expenses.

(2) See tables for reconciliation of GAAP net income to (i) non-GAAP net income and (ii) adjusted earnings before interest expense, income taxes, depreciation and amortization (adjusted EBITDA).

Conference Call Information

The Company will hold its second quarter 2026 earnings conference call at 2:00 PM Pacific Time (5:00 PM Eastern Time) on Monday, August 3, 2026. To access the call in the U.S., please dial +1 (888) 660-6411, and for international callers, dial +1 (929) 203-0849. All participants should dial in 15 minutes prior to the start of the conference call. The Company also suggests utilizing the webcast link to access the live call and the replay at Q2 2026 Earnings Call Webcast. A live and replay webcast will be available on the Adeia Investor Relations website at https://investors.adeia.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In this context, forward-looking statements often address expected future business, financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the Company’s control, and are not guarantees of future results.

Forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the Company’s ability to implement its business strategy; the Company’s ability to enter into new and renewal license agreements with customers on favorable terms; the Company’s ability to retain and hire key personnel; uncertainty as to the long-term value of the Company’s common stock; legislative, regulatory and economic developments affecting the Company’s business; general economic and market developments and conditions; the Company’s ability to grow and expand its patent portfolios; changes in technology and development of new technology in the industries in which in which the Company operates; the evolving legal, regulatory and tax regimes under which the Company operates; unforeseen liabilities and expenses; risks associated with the Company’s indebtedness; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, natural disasters and global health pandemics, each of which may have an adverse impact on the Company’s business, results of operations, and financial condition. These risks, as well as other risks associated with the Company’s business, are more fully discussed in the

Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. While the list of factors presented here is, and the list of factors presented in the Company’s filings with the SEC are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Causes of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, failure to complete licensing arrangements on anticipated terms and timeline, failure to prevail in litigation we may bring against third parties, financial loss, legal liability to third parties and similar risks, and failure to attract or retain employees, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, liquidity or trading price of common stock. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Adeia Inc.

Adeia is a leading R&D and intellectual property (IP) licensing company that accelerates the adoption of innovative technologies in the media and semiconductor industries. Adeia’s fundamental innovations underpin technology solutions that are shaping and elevating the future of digital entertainment and electronics. Adeia’s IP portfolios power the connected devices that touch the lives of millions of people around the world every day as they live, work and play. For more, please visit www.adeia.com.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted, where applicable, for either one-time or ongoing non-cash acquired intangibles amortization charges, costs related to actual or planned business combinations including transaction fees, integration costs, severance, facility closures, and retention bonuses, separation costs, all forms of stock-based compensation, leadership transition costs, loss on debt extinguishment, expensed debt refinancing costs, impairment of intangible assets, impact of certain foreign currency adjustments, discontinued operations and related tax effects. In addition, adjusted EBITDA adjusts for recurring charges of interest expense, income taxes, depreciation and amortization. Management believes that the non-GAAP measures used in this release provide investors with important perspectives on the Company’s ongoing business and financial performance and are helpful to provide investors with an understanding of our core operating results reflecting our normal business operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as EBITDA margin, which is defined as EBITDA as a percentage of revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating expenses, non-GAAP net income and non-GAAP diluted earnings per share (EPS) do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached hereto. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported and forecasted GAAP to non-GAAP financial metrics.

Investor Contact:

Chris Chaney

Vice President, Investor Relations

IR@adeia.com

– Tables Follow –

SOURCE: ADEIA INC.

ADEA

ADEIA INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$96,117	$85,735	$200,889	$173,405
Operating expenses:
Research and development	18,341	15,857	36,543	32,324
Selling, general and administrative	30,980	32,129	60,814	60,561
Amortization expense	16,089	14,170	32,020	28,252
Litigation expense	5,334	7,174	11,307	13,028
Total operating expenses	70,744	69,330	140,684	134,165
Operating income	25,373	16,405	60,205	39,240
Interest expense	(8,035)	(10,216)	(16,581)	(20,865)
Other income and expense, net	1,666	1,434	3,359	3,146
Income before income taxes	19,004	7,623	46,983	21,521
Provision (benefit) for income taxes	1,638	(9,099)	6,844	(7,015)
Net income	$17,366	$16,722	$40,139	$28,536
Net income per share:
Basic	$0.16	$0.15	$0.37	$0.26
Diluted	$0.15	$0.15	$0.35	$0.25
Weighted average number of shares used in per share calculations:
Basic	110,223	108,832	109,864	108,387
Diluted	114,398	112,179	114,303	112,597

ADEIA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$72,781	$73,136
Marketable securities	64,300	63,597
Total cash, cash equivalents, and marketable securities	137,081	136,733
Accounts receivable, net	14,288	28,631
Unbilled contracts receivable	132,946	129,829
Other current assets	10,803	8,765
Total current assets	295,118	303,958
Long-term unbilled contracts receivable	44,771	49,499
Property and equipment, net	6,186	6,113
Operating lease right-of-use assets	7,590	8,177
Intangible assets, net	288,399	303,456
Goodwill	313,660	313,660
Other long-term assets	57,775	54,440
Total assets	$1,013,499	$1,039,303
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$4,337	$4,827
Accrued liabilities	21,709	34,250
Current portion of long-term debt, net	20,986	20,975
Deferred revenue	43,852	19,726
Total current liabilities	90,884	79,778
Deferred revenue, less current portion	48,601	49,975
Long-term debt, net	365,029	397,479
Noncurrent operating lease liabilities	8,652	8,734
Long-term income tax payable	7,623	7,273
Other long-term liabilities	15,523	15,523
Total liabilities	536,312	558,762
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	132	128
Additional paid-in capital	706,688	685,992
Treasury stock at cost	(350,675)	(297,778)
Accumulated other comprehensive income (loss)	(198)	60
Retained earnings	121,240	92,139
Total stockholders’ equity	477,187	480,541
Total liabilities and stockholders’ equity	$1,013,499	$1,039,303

ADEIA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net income	$40,139	$28,536
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment	972	997
Amortization of intangible assets	32,020	28,252
Stock-based compensation expense	19,213	16,944
Deferred income tax and other	(2,778)	(4,917)
Amortization of debt issuance costs	1,739	1,652
Other	(97)	(230)
Changes in operating assets and liabilities:
Accounts receivable	14,343	5,521
Unbilled contracts receivable	1,611	11,866
Other assets	(2,008)	(15,557)
Accounts payable	(540)	(4,198)
Accrued and other liabilities	(12,274)	1,565
Deferred revenue	20,782	9,825
Net cash provided by operating activities	113,122	80,256
Cash flows from investing activities:
Purchases of property and equipment	(995)	(420)
Purchases of intangible assets	(14,992)	(5,350)
Purchases of short-term investments	(19,257)	(12,989)
Proceeds from maturities of investments	18,397	12,600
Net cash used in investing activities	(16,847)	(6,159)
Cash flows from financing activities:
Principal payments on debt agreements	(34,178)	(28,178)
Payments of dividends	(11,038)	(10,857)
Proceeds from employee stock purchase program and exercise of stock options	1,483	1,392
Repurchases of common stock	(20,011)	(11,326)
Repurchases of common stock for tax withholdings on equity awards	(32,886)	(19,706)
Net cash used in financing activities	(96,630)	(68,675)
Net (decrease) increase in cash and cash equivalents	(355)	5,422
Cash and cash equivalents at beginning of period	73,136	78,825
Cash and cash equivalents at end of period	$72,781	$84,247

ADEIA INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

(unaudited)

Net income
	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net income	$17,366	$16,722	$40,139	$28,536

Adjustments to GAAP net income:
Stock-based compensation expense:
Research and development	1,908	1,422	3,650	2,656
Selling, general and administrative	8,549	7,278	15,563	14,288
Amortization expense	16,089	14,170	32,020	28,252
Transaction costs recorded in selling, general and administrative	—	43	—	1,154
Leadership transition and other related costs recorded in selling, general and administrative	197	—	197	—
Separation and other related costs recorded in selling, general and administrative (1)	3,782	5,848	6,112	6,379
Total operating expenses adjustments	30,525	28,761	57,542	52,729
Non-GAAP tax adjustment (2)	(8,763)	(17,468)	(15,106)	(24,093)
Non-GAAP net income	$39,128	$28,015	$82,575	$57,172

Diluted earnings per share
	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP diluted earnings per share	$0.15	$0.15	$0.35	$0.25

Adjustments to GAAP diluted earnings per share:
Stock-based compensation expense:
Research and development	0.02	0.01	0.03	0.02
Selling, general and administrative	0.08	0.06	0.14	0.13
Amortization expense	0.14	0.13	0.28	0.25
Transaction costs recorded in selling, general and administrative	—	—	—	0.01
Leadership transition and other related costs recorded in selling, general and administrative	—	—	—	—
Separation and other related costs recorded in selling, general and administrative (1)	0.03	0.05	0.05	0.06
Total operating expenses adjustments	0.27	0.25	0.50	0.47
Non-GAAP tax adjustment (2)	(0.08)	(0.15)	(0.13)	(0.21)
Non-GAAP diluted earnings per share	$0.34	$0.25	$0.72	$0.51

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.

(2) The provision for income taxes is adjusted to reflect the net income tax effects of the various non-GAAP pretax adjustments.

ADEIA INC.

GAAP NET INCOME TO

ADJUSTED EBITDA RECONCILIATION

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net income	$17,366	$16,722	$40,139	$28,536

Adjustments to GAAP net income:
Stock-based compensation expense:
Research and development	1,908	1,422	3,650	2,656
Selling, general and administrative	8,549	7,278	15,563	14,288
Transaction costs recorded in selling, general and administrative	—	43	—	1,154
Leadership transition and other related costs recorded in selling, general and administrative	197	—	197	—
Separation and other related costs recorded in selling, general and administrative (1)	3,782	5,847	6,112	6,378
Amortization expense	16,089	14,170	32,020	28,252
Depreciation expense	480	488	972	997
Interest expense	8,035	10,216	16,581	20,865
Other income and expense, net	(1,666)	(1,434)	(3,359)	(3,146)
Provision (benefit) for income taxes	1,638	(9,099)	6,844	(7,015)
Adjusted EBITDA	$56,378	$45,653	$118,719	$92,965

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.

ADEIA INC.

RECONCILIATION FOR GUIDANCE

ON OPERATING EXPENSES

(in millions)

(unaudited)

	Year Ended
	December 31, 2026
	Low	High
GAAP operating expenses	$295.0	$305.0
Amortization expense	64.0	65.0
Stock-based compensation expense	39.0	40.0
Separation and related costs (1)	8.0	8.0
Total of non-GAAP adjustments	111.0	113.0
Non-GAAP operating expenses	$184.0	$192.0

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.

ADEIA INC.

RECONCILIATION FOR GUIDANCE

ON NET INCOME

(in millions)

(unaudited)

	Year Ended
	December 31, 2026
	Low	High
GAAP net income	$57.2	$80.4
Amortization expense	64.0	65.0
Stock-based compensation expense	39.0	40.0
Separation and related costs (1)	8.0	8.0
Total of non-GAAP operating expenses	111.0	113.0
Non-GAAP tax adjustment (2)	(24.0)	(24.7)
Non-GAAP net income	$144.2	$168.7

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.

(2) The provision for income taxes is adjusted to reflect the net income tax effects of the various non-GAAP pretax adjustments.

ADEIA INC.

RECONCILIATION FOR GUIDANCE ON

ADJUSTED EBITDA

(in millions)

(unaudited)

	Year Ended
	December 31, 2026
	Low	High
GAAP net income	$57.2	$80.4
Stock-based compensation expense	39.0	40.0
Separation and related costs (1)	8.0	8.0
Amortization expense	64.0	65.0
Depreciation expense	2.4	2.4
Interest expense	34.0	36.0
Other income	(5.5)	(6.5)
Income tax expense	14.3	20.1
Total of non-GAAP adjustments	156.2	165.0
Adjusted EBITDA	$213.4	$245.4

(1) Represents separation and related costs that were incurred subsequent to the separation on October 1, 2022, including expenses incurred on a transitional basis under a contract shared with Xperi Inc.